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                                                                   EXHIBIT 10.68


                        LEAD GENERATION PROGRAM AGREEMENT

                                     BETWEEN

                                 COMBICHEM, INC.

                                       AND

                          ONO PHARMACEUTICAL CO., INC.

                                DECEMBER 30, 1998















*** Certain confidential portions of this Exhibit were omitted by means of blackout of the text (the "Mark"). This Exhibit has been filed separately with the Secretary of the Commission without the Mark pursuant to the Company's Application Requesting Confidential Treatment under Rule 24b-2 under the Act.


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                       LEAD GENERATION PROGRAM AGREEMENT

        THIS LEAD GENERATION PROGRAM AGREEMENT (this "Agreement") is entered into and made effective as of December 30, 1998 (the "Effective Date"), by and between COMBICHEM, INC., a Delaware corporation having its principal offices at 9050 Camino Santa Fe, San Diego, California 92121 ("CombiChem") and ONO PHARMACEUTICAL CO., LTD., a Japanese corporation having its principal offices located at 1-5 Doshomachi, 2-Chome, Chuo-Ku, Osaka 541-8526 Japan ("ONO").

        WHEREAS, CombiChem has developed, been licensed from a Third Party and/or owns certain drug discovery technology and intellectual property rights, including chemical library design software, multi-parallel synthesis and purification methods, chemical libraries suitable for high throughput biological screening assays and medicinal chemistry (collectively, the "CombiChem Technology");

        WHEREAS, as of the Effective Date, ONO and its Affiliates have developed and own certain drug discovery and intellectual property rights, including certain assays, methods and know-how regarding the Research Target, among other things (collectively, the "ONO Technology");

        WHEREAS, CombiChem and ONO have entered into the UIL (as defined herein) Screening Agreement dated March 31, 1998 (the "Screening Agreement") under which CombiChem supplied its proprietary UIL to ONO for the screening of targets in which ONO has an interest for drug discovery. As a result of CombiChem's analysis of ONO's screening data of the UIL on such targets, the Research Target was identified as suitable for the initiation of a lead generation program as set forth in this Agreement; and

        WHEREAS, CombiChem and ONO desire to conduct research under a lead generation program focusing on such Research Target ("Lead Generation Program" or "LGP") and ONO desires to develop therapeutic drugs in the Field with compounds and information which result from such LGP.

        NOW, THEREFORE, the Parties agree as follows:

        1. DEFINITIONS

                1.1 "Active Compound(s)" means a Research Compound (or Research Compounds) which:

                        (a) is synthesized by CombiChem in connection with the Lead Generation Program;

                        (b) is selected by the RMC in connection with the Lead Generation Program based on the criteria for classification of an Active Compound or Inactive Compound as set forth in the Research Plan; and




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                        (c) is covered under claims of any Research Patent.

                1.2 "Affiliate" of a Party means any corporation or other business entity controlled by, controlling or under common control with, such Party. For this purpose "control" shall mean direct or indirect beneficial ownership of more than fifty percent (50%) of the voting securities or income interest in such corporation or other business, or if not meeting the preceding requirements, any company owned or controlled by or owning or controlling such Party at the maximum control or ownership right permitted in the country where such company exists.

                1.3 "Assigned Hit Compound(s)" means a compound (or compounds) which:

                        (a) is included in the UIL and is identified from the screening of the UIL against the Research Target;

                        (b) is confirmed to be satisfactory for the First Year Benchmarks and the Second Year Benchmarks; and

                        (c) CombiChem affirmatively assigns its property rights to ONO under the Screening Agreement.

                1.4 "CombiChem Compound" means a chemical compound that is proprietary to CombiChem, or whose use or manufacture is proprietary to CombiChem or its Affiliates excluding any and all compounds in which all rights and intellectual property are assigned to ONO.

                1.5 "CombiChem Technology" has the meaning set forth in the preamble.

                1.6 "Confidential Information" means all non-public, proprietary or otherwise confidential information, now owned, licensed or controlled or hereafter acquired, developed, owned or licensed or controlled by a disclosing Party prior to or during the term of this Agreement. Confidential Information shall include, but is not limited to,

                        (a) all information and materials received by either Party from the other Party pursuant to this Agreement which is confidential under Article 10 hereof;

                        (b) all information and materials generated by either Party arising out of the Lead Generation Program during the Research Period; and

                        (c) the terms and conditions of this Agreement.

                1.7 "Cycle" means, following the initiation of the Research Period, the period of time between CombiChem's taking and starting to process data received from ONO or CombiChem and ONO's screening of compounds resulting from CombiChem's processing of such data.





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                1.8 "Derivative" means a compound (or compounds) which:

                        (a) has not been synthesized by CombiChem;

                        (b) has resulted from chemical synthesis by ONO to generate a Preclinical Lead Compound or a Development Compound after the end of the Research Period; and

                        (c) is covered under claims of any Research Patent.

                1.9 "Development Compound(s)" means a compound (or compounds) which:

                        (a) (i) is an Active Compound or (ii) is a Derivative or an Improved Derivative;

                        (b) is designated by ONO to be appropriate for preclinical studies for the purpose of IND (as defined herein) filing by ONO; and

                        (c) is intended by ONO to be developed or commercialized for use within the Field.

                1.10 "Due Diligence" means the use of by a Party of its resources for the purposes of this Agreement in a manner which is consistent with the exercise of reasonable and prudent scientific and business judgment as applied to other programs of ONO or CombiChem, as the case may be, as more fully set forth in the Research Plan.

               1.11 "Exclusivity Period" means the Research Period *** , as may be extended or reduced pursuant to Article 3 hereof.

               1.12 "Field" means all therapeutic indications in humans for the Research Target against which a Development Compound or Products may be directed.

               1.13 "First Commercial Sale" of a Product means the first sale for use or consumption of such Product in a country after required marketing and pricing approval has been granted by the governing health regulatory authority of such country. Sale to an Affiliate shall not constitute a First Commercial Sale unless the Affiliate is the end user of the Product.

               1.14 "First Year Benchmark" shall have the meaning set forth in Schedule A attached hereto.

               1.15 "FTE" means a full-time equivalent employee of CombiChem having the requisite skills to fulfill CombiChem's obligations under this Agreement. For purposes of this Agreement, the FTEs shall include synthetic and analytical chemists, compound control scientists and computational scientists.


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                1.16 "Improved Derivative" means a Derivative (or Derivatives)
which is included in the claims of a Selection Patent. No compound (or compounds) proposed by CombiChem for synthesis by CombiChem during the Research Period, and subsequently rejected by the RMC, shall be an Improved Derivative under this Agreement, and if such is later pursued by ONO with respect to the Research Target, such shall be treated as a Derivative under this Agreement.

                        ONO shall use commercially reasonable efforts to demonstrate that a compound is an Improved Derivative to CombiChem's reasonable satisfaction prior to any milestone or royalty *** pursuant to Sections 8.3 or
8.4 hereof.

                1.17 "Inactive Compound(s)" means a Research Compound (or Research Compounds) which:

                        (a) is synthesized by CombiChem in connection with the Lead Generation Program but is not selected as an Active Compound by the RMC; and

                        (b) is not covered under the claims of any *** .

                1.18 "IND" means an Investigational New Drug notification or equivalent application filed with the governing health regulatory authority in the United States or any foreign equivalent in any country in the Territory.

                1.19 "Lead Generation Program" or "LGP" means the research activities generically described in the preamble and to be conducted in accordance with the Research Plan and provisions set forth in Sections 2.1 and
2.2 of this Agreement during the Research Period.

                1.20 "NDA" means a New Drug Application or equivalent filed with the governing health regulatory authority in the United States or any foreign equivalent in any country in the Territory.

                1.21 Net Sales" means, with respect to any Product, the invoiced sales price of such Product billed by ONO, its licensees or its assignees to independent customers (other than sales to Affiliates of ONO, unless such Affiliate is the end user), less to the extent included in the invoiced sales price, (a) actual credits, allowances, discounts and rebates to, and chargebacks from the account of, such independent customers (b) any actual deductions for spoiled, damaged, out-dated, and returned but not replaced Product; (c) actual contributions made by ONO to the Japanese Fund for Sufferers for Adverse Drug Events, but not to exceed 1% of what would be Net Sales without giving effect to this subsection (c); (d) actual freight and insurance costs incurred in transporting such Product in final form to such customers; (e) actual cash, quantity and trade discounts and other price reduction programs; (f) actual sales, use, value-added and other direct taxes incurred; and (g) actual customs duties, surcharges and other governmental charges incurred in connection with the exportation or importation of such Product in final form.



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                1.22 "ONO Compound" means any and all compounds covered under the claims of a Research Patent including, but not limited to, any Assigned Hit Compound, Active Compound, Derivative, Improved Derivative, Preclinical Lead Compound and/or Development Compound.

                1.23 "ONO Technology" shall have the meaning set forth in the preamble of this Agreement.

                1.24 "Party" means CombiChem or ONO, as the case may be, including their respective Affiliates, permitted successors and assigns.

                1.25 "Patent" means (a) valid and enforceable U.S. or non-U.S. Patent, and any non-U.S. equivalent, including any extension (including Supplemental Protection Certificates), registration, confirmation, reissue, continuation, divisionals, continuation-in-part, reexamination or renewal thereof, or (b) pending applications for any of the foregoing, whether filed or issued before or after the Effective Date.

                1.26 "Preclinical Lead Compound" means an Active Compound (or Active Compounds), a Derivative (or Derivatives) or an Improved Derivative (or Improved Derivatives) which satisfies the Second Year Benchmarks as set forth in Schedule A attached hereto.

                1.27 "Product(s)" means any product containing a Development Compound as the active ingredient or one of the active ingredients and which is granted regulatory approval by the governing health regulatory authority of the applicable country for marketing in the Field.

                1.28 "Research Compound(s)" means a compound (or compounds) which (a) is synthesized following the Effective Date by CombiChem and provided a sample of such to ONO for screening against the Research Target under the Lead Generation Program, (b) is a pre-existing or hereafter acquired CombiChem Compound which CombiChem desires to designate as a Research Compound, (c) is a pre-existing or hereafter acquired chemical compound that is proprietary to ONO, or whose use or manufacture is proprietary to ONO or its Affiliates, which ONO desires to designate as a Research Compound or (d) is *** .

                1.29 "Research Libraries" means any and all compounds (including, but not limited to, the Research Compounds) included in libraries which are designed and synthesized for ONO by CombiChem following the Effective Date as part of the Lead Generation Program.

                1.30 "Research Management Committee" or "RMC" has the meaning set forth in Article 5 below.

                1.31 "Research Patent" means a Patent with composition of matter claims and/or treating method claims relating to the Research Target which is filed, maintained and/or prosecuted by ONO based on ONO's rights and intellectual property assigned to ONO pursuant


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to Section 4.2 hereof and which covers the results arising out of the Lead
Generation Program during the Research Period.

                1.32 "Research Period" means that part of the Lead Generation Program commencing on the Effective Date, and ending *** thereafter, unless earlier terminated, and which can be extended in accordance with Article 6 or
Section 8.5(a) hereof.

                1.33 "Research Plan" means the research plan to be agreed in writing between the Parties and to be attached hereto as Schedule D, which describes in mutually agreed upon detail the research activities to be performed during the Research Period for the Research Target.

                1.34 "Research Target" means *** .

                1.35 "Returned Compounds" shall have the meaning set forth in
Section 7.3.

                1.36 "Royalty Term" means, in the case of any Product, in any country, the period of time commencing on the First Commercial Sale and ending *** from the date of First Commercial Sale in such country.

                1.37 "Second Year Benchmark" shall have the meaning set forth in Schedule A attached hereto.

                1.38 "Selection Patent" means a Patent with claims covering a compound (or compounds) which (i) is filed, maintained and/or prosecuted by ONO,
(ii) is included in a prior Research Patent but not specifically disclosed therein and (iii) has superior effect which is unexpected from a prior Research Patent.

                1.39 "Target Exclusivity Obligations" shall have that meaning set forth in Section 3.1 hereof.

                1.40 "Territory" means the entire world.

                1.41 "Third Party" means an entity other than CombiChem or ONO or their respective Affiliates, or permitted successors or assigns.

                1.42 "UIL" means CombiChem's proprietary Universal Informer Library(TM).


        2. RESEARCH ACTIVITY

                2.1 CombiChem Responsibilities. CombiChem shall, with Due Diligence, provide the following resources to ONO and conduct the following activities under the Lead Generation Program, as more fully described in the Research Plan:



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                        (a) Prior to the Effective Date, (i) CombiChem has
reviewed data and information regarding the Research Target provided by ONO and derived from the UIL by CombiChem and (ii) both Parties have agreed upon the Research Plan under the Screening Agreement. During the Research Period, based on the data and information described above and such additional data and information as may be provided by ONO after the Effective Date and using the CombiChem Technology, CombiChem shall design Research Libraries as a part of the LGP and supply all lead chemestries and synthesize Research Compounds as provided in Section 4.4 hereof. CombiChem shall make commercially reasonable efforts to identify Research Compounds which satisfy the First Year Benchmarks on or before the first anniversary of the commencement of the Research Period and to identify Preclinical Lead Compounds on or before the expiration of the Research Period.

                        (b) During the Research Period, CombiChem shall keep ONO informed of its activities performed in connection with the Lead Generation Program, including, without limitation, providing ONO with data and information (and, upon ONO's request, reasonable quantities of samples pursuant to Section
4.4 hereof) regarding the status of all Research Compounds prior to the meetings of the RMC. CombiChem shall also establish a method of synthesis as provided in
Section 4.5 hereof.

                        (c) Subject to Section 2.3 and 8.2 hereof and Article 3 hereof, CombiChem shall provide one (1) project team ("Project Team") to conduct CombiChem's activities in connection with the Lead Generation Program at a per annum rate of *** *** to be paid by ONO pursuant to subsections 8.2 (a), (b) and
(c) hereof. The initial Project Team shall consist of a minimum of *** CombiChem FTEs, unless both Parties determine otherwise pursuant to subsection 8.2(c) hereof.

                        (d) CombiChem shall maintain research records in reasonably sufficient detail comparable to the way they are maintained for CombiChem's own research programs and in good scientific manner appropriate for ONO's Patent purposes, which shall reflect all work done and results achieved in accordance with the LGP. Upon ONO's request, CombiChem shall provide ONO with copies of all such records.

                2.2 ONO Responsibilities. ONO shall, with Due Diligence, provide the following resources to CombiChem and conduct the following activities under the Lead Generation Program, as more fully described in the Research Plan:

                        (a) During the Research Period, ONO shall make payment to CombiChem for the Lead Generation Program as set forth in Sections 8.1 and
8.2 hereof and shall provide screening, biological and structural data and information to CombiChem necessary for CombiChem to perform its duties under this Agreement. ONO will further assume scientific, financial and administrative responsibility for screening and biological support activities, drug



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development and regulatory filings during and after the term of the Lead
Generation Program on the terms set forth below.

                        (b) During the Research Period, ONO shall screen Research Compounds for in vitro activity and, where appropriate, in vivo activity against the Research Target. ONO shall provide CombiChem with data and information which ONO develops pursuant to subsections 2.2(a) and (b) regarding Research Compounds under the Lead Generation Program prior to the meetings of the RMC.

                        (c) Following the Research Period, ONO shall select the Development Compound from the Preclinical Lead Compounds, and if so selected, ONO shall make reasonable commercial efforts to conduct preclinical and clinical studies of the Development Compound for the purpose of filing an NDA and thereafter to progress Products through to the marketplace as expeditiously as possible. The Parties understand that there are inevitable delays in the development process which lie outside ONO's direct accountability.

                        (d) Notwithstanding the provisions of subsection 2.2(c) above, in the event that ONO reasonably determined that the Preclinical Lead Compounds are not satisfactory for development and commercialization, following the Research Period ONO may conduct chemistry work to generate and synthesize the Derivatives and screen such Derivatives for in vitro and in vivo activities against the Research Target only after ONO has thoroughly reviewed and conducted biological testing on all Research Compounds synthesized by CombiChem and provided to ONO. ONO will assume scientific, financial and administrative responsibility for the medicinal chemistry, screening and biological support activities.

                        (e) Following the Research Period through First Commercial Sale, ONO shall use commercially reasonable efforts to prepare and provide CombiChem with each of the reports related to ONO's activities under this Agreement as specified in Schedule C attached hereto.

                        (f) During the Research Period and providing that ONO is not in arrears on any payment specified in Sections 8.1, 8.2 and 8.3 hereof, ONO shall, at its option, send one (1) research chemist to conduct ONO' activities at CombiChem's facilities under the Lead Generation Program. ONO shall have sole responsibility for the expenses associated with its visiting chemists, including, without limitation, salary, travel, living and other associated expenses of such chemist.

                2.3 Conduct of Lead Generation Program. The Parties hereby agree that the Lead Generation Program shall be carried out with Due Diligence in accordance with the Research Plan and this Agreement, as each may be amended from time to time. The RMC shall review the Research Plan on a regular and ongoing basis and may make written changes to the Research Plan so long as such changes are mutually agreed to in writing by CombiChem and ONO.

                2.4 Third Party Licenses. Each Party shall be solely responsible for acquiring any Third Party license and its associated fees required to perform its obligations under this Agreement.




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        3. EXCLUSIVITY

                3.1 Research Target Exclusivity. Following the Effective Date, so long as ONO or its Affiliates are proceeding with Due Diligence for the Research Target, CombiChem shall not work on, or provide services, or advise, either independently, or with any Third Parties (except where CombiChem is providing its UIL to Third Parties without knowledge of such Third Parties' target) with respect to the Research Target (the "Target Exclusivity Obligations"), except (a) with respect to any Third Parties who are collaborators or proposed collaborators of CombiChem, CombiChem shall have the right, consistent with its corporate policy (but without identifying any Research Target), to notify any such Third Party of its decision not to work on and/or inability to work on such Research Target with that Third Party or (b) ONO has provided CombiChem with a notice and release of Target Exclusivity Obligations.

                3.2 Compound *** . Any Active Compound, Derivative or Improved Derivative shall be *** available to ONO for research or application within or outside the Lead Generation Program, during the Exclusivity Period, and CombiChem shall not work on or provide information regarding such Active Compound, Derivative or Improved Derivative to any Third Party, except to take any steps necessary to protect ONO's exclusivity hereunder. Following the expiration of the Research Period, Active Compounds, Derivatives or Improved Derivatives for which a Research Patent has not been filed by the end of the Exclusivity Period shall be deemed to be Inactive Compounds for all purposes hereunder; provided, that any such Inactive Compound which is the subject of claim(s) under a pending Research Patent shall continue to be *** available to ONO until a Research Patent is issued with respect to one or more of such claims or until all of such Research Patent claims have been denied and all appeals and refiling procedures have been exhausted, at which time the compounds which are the subject of those claims shall be Inactive Compounds hereunder.

                3.3 Inactive Compounds.

                        (a) Except as otherwise provided in this Section 3.3, any Inactive Compounds shall be available to CombiChem and ONO for any purpose.

                        (b) Research Compounds that are classified by the RMC as an Inactive Compound during the *** in the Lead Generation Program or any subsequent Cycle in the Lead Generation Program thereafter (each, a " *** "), shall be exclusively available to ONO for research or application within or outside the Lead Generation Program from the time of classification as an Inactive Compound until the end of the Exclusivity Period. At the end of the Exclusivity Period for any *** , if ONO has filed a *** with claims covering such *** , such *** shall be treated as an Active Compound and shall continue to be exclusively available to ONO as provided herein. If, however, ONO has not filed a Research Patent with claims covering such *** by




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the end of the Exclusivity Period for such *** , such *** shall thereafter become available to CombiChem and ONO for research or application for any purpose. With respect to each *** , during the Exclusivity Period, CombiChem shall not work on or provide information regarding such *** to any Third Party, except to take any steps necessary to protect ONO's exclusivity hereunder.

                        (c) Each Party shall promptly notify the other Party of the filing of a Patent or Research Patent with claims covering an Inactive Compound.


        4. COLLABORATION COMPOUNDS

                4.1 Pre-Existing Compounds or Other Pre-Existing Rights. Neither Party shall have any rights with respect to any pre-existing compound of the other Party unless and until such compound is designated as a Research Compound by such other Party. Additionally, CombiChem may decline (after informing ONO) to synthesize a particular compound or library of compounds by written notice to ONO of existing Patents and/or contractual obligations with Third Parties restricting CombiChem's performance of such activities.

                4.2 Intellectual Property Rights; License to ONO. Subject to
Section 7.3 hereof, and except as set forth in this Section 4.2, the ownership rights in all Research Patents and intellectual property (whether or not patentable) (including the right to file the Patent) relating to ONO Compound(s) and the subject matter contained therein and resulting from the Lead Generation Program shall be solely vested in ONO. Such ownership rights shall be achieved by CombiChem assigning its right, title and interest in such Research Patents and intellectual property relating to such ONO Compounds to ONO on (i)in the case of Active Compounds, the date of the approved determination by the RMC that a Research Compound is an Active Compound, (ii) in the case of Derivatives or Improved Derivatives, upon notification by ONO to CombiChem of the synthesis by ONO of such Derivative or Improved Derivative or (iii) in the case of any ONO Compounds other than Active Compounds, Derivatives or Improved Derivatives, when a Research Patent is filed by ONO and where such assignment is not possible, ONO shall receive a worldwide, exclusive license under CombiChem's rights, with a right to sublicense for all purposes *** to CombiChem other than those proposed in Article 8. ONO shall be responsible for filing, maintaining and prosecuting all Research Patents at its sole expense in those countries set forth on Schedule E (individually, a "Major Country", and collectively, "Major Countries") and CombiChem shall use commercially reasonable efforts to assist ONO in filing such Research Patent; provided under no circumstances does CombiChem warrant to ONO that its rights in any ONO Compounds are exclusive to the extent such ONO Compounds may be covered under the patent claims of Third Parties wherein such claims are not the direct result of a collaboration between the Third Party and CombiChem. If ONO fails to so file, maintain or prosecute all Research Patents in any Major Country,


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CombiChem shall have the right to request ONO to do so. If ONO elects not to file, maintain or prosecute all Research Patents in any Major Country ONO shall promptly notify CombiChem of such election and provide CombiChem with a fully-paid up license so that CombiChem can take over such filing, maintenance or prosecution of those Research Patents for which ONO has elected not to file, maintain or prosecute in such Major Country, at CombiChem's sole expense.

                4.3 Structural Information. Neither Party shall disclose the structure of the other Party's compound, any Active Compound, Derivative, Improved Derivative and Late Stage Inactive Compound to any Third Party without the other Party's written permission, unless required to do so by law, in which case such Party shall promptly notify the other Party of such required disclosure; provided, however, that ONO is entitled to file a Research Patent at its sole discretion and to disclose the structure of compounds covered by such Research Patent to any Third Party following filing of such Research Patent.

                4.4 Supply of Research Compounds. Aliquots of any Research Compound that has been synthesized will be prepared and given to ONO for in vitro screening under the Research Plan. CombiChem shall replenish any amounts provided to ONO as set forth in the Research Plan upon ONO's reasonable request. CombiChem shall maintain aliquots of any Research Compound that has been synthesized by CombiChem under the Research Plan. With respect to any Research Compound which ONO intends to test in vivo under the Research Plan, CombiChem shall also provide ONO with additional requirements of samples requested by ONO at CombiChem's expense. To the extent the Research Compounds are not available in a timely and sufficient quantity to allow the earliest start of necessary large scale preclinical or other studies such unavailability of Research Compounds shall not be cited as a lack of Due Diligence provided that CombiChem has made commercially reasonable attempts, and continue such attempts, to provide such unavailable Research Compounds in required quantities in the most expedient manner.

                4.5 Method of Synthesis. In order to assist ONO in synthesizing and manufacturing Preclinical Lead Compounds for clinical and commercial supply, CombiChem shall use reasonable efforts to establish, and to provide any reasonable information related to, a method of synthesis for Preclinical Lead Compounds selected by ONO.


        5. RESEARCH MANAGEMENT COMMITTEE

                There shall be established a Research Management Committee (the "RMC") comprised of four (4) core representatives, two (2) of whom shall be chosen from time to time by ONO and two (2) of whom shall be chosen from time to time by CombiChem to discuss between the Parties the progress, direction and/or modification of the Research Plan, or determine whether a Research Compound is an Active Compound or Inactive Compound. RMC meetings shall (i) be convened in person once each quarter during the Research Period, or as otherwise reasonably requested by either Party, (ii) take place alternating between San Diego or Osaka, (iii) be chaired by a representative of a Party hosting the meeting and
(iv) be participated in by the members of the RMC, provided, however, that each Party may have such other of its employees and consultants participate in the meeting as may be required to adequately address the specific topics of the meeting. The agenda of the meeting shall be coordinated between the Parties and




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established at least two (2) weeks prior to the meeting. In the event that a
Party wishes to present to the other Party its data and information relating to the LGP, such Party shall furnish the other with such data and information to the extent available, at least two (2) weeks prior to the meeting. A draft of the meeting minutes reflecting matters addressed at such meeting shall be prepared by the Party hosting the meeting and provided to the other for its review and comment. Such minutes shall be considered accurate only upon signing by representatives of both Parties. The Parties acknowledge that the RMC is not authorized to amend or alter the terms of this Agreement; however, the RMC may make appropriate scientific changes to the Research Plan and determination of Active Compound or Inactive Compound which shall only be authorized by minutes of the meeting executed by both Parties or any other written form. A Party may authorize alternate members to act in the place of members of the RMC due to their absence or other unavailability.


        6. RESEARCH PERIOD

                The initial term of the Lead Generation Program shall commence on the Effective Date and conclude at the end of the Research Period, subject to extension upon mutual agreement. To extend the Research Period, either Party must notify the other Party no later than ninety (90) days prior to the then-current expiration date and the Parties shall negotiate in good faith the terms and conditions of any such extension based on a per annum rate of ***
***. Notwithstanding the foregoing, in the event that ONO requests CombiChem to maintain FTEs pursuant to Section 8.5(a) of this Agreement, the Research Period shall automatically be extended for an additional three (3)-month period on the terms set forth in Section 8.5(a).


        7. LICENSE GRANTS; SUBLICENSE

                7.1 CombiChem License Grant to ONO. Subject to the terms and conditions hereof, CombiChem hereby grants to ONO an exclusive, royalty bearing (as set forth in Section 8.4 of this Agreement), worldwide license, with the right to sublicense to use such CombiChem Technology as is necessary to make, have made, use, have used, sell, have sold, import and export ONO Compounds and/or Products in the Territory.

                7.2 ONO License. ONO shall have the right to transfer, assign or license and sublicense to a Third Party ONO Compounds and/or the Products or associated rights under the Research Patents covering ONO Compounds and/or the Products, subject to CombiChem's right to receive all royalties and milestone payments as provided in Sections 8.3, 8.4 and 8.5 hereof.

                7.3 ONO *** to CombiChem. Following the decision of ONO or its licensee not to develop and commercialize nor to seek a Third Party to license for commercialization in the Territory with Due Diligence any and all ONO Compounds and/or


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Products (collectively, "Returned Compounds"), ONO shall *** to CombiChem a ***
*** , under the Research Patents and know-how which result from the Lead Generation Program and related exclusively to the Returned Compounds, to make, have made, use, have used, sell, have sold, import and export such Returned Compounds in the Territory. Prior to the *** under this Section 7.3 to CombiChem, ONO and CombiChem shall negotiate in good faith the terms and conditions of such *** regarding any Returned Compound.

                7.4 Rights to Inactive Compounds. Except as otherwise provided in Section 3.3 hereof with respect to *** , each Party shall be free to screen Inactive Compounds against any target other than a Research Target. In the event that either ONO or CombiChem shall develop, market and/or sell, or enter into a binding agreement with a Third Party to develop, market and/or sell, any product containing the Inactive Compound as an active ingredient, then except to the extent that such Inactive Compound is subject to a valid claim in a Patent owned or controlled by the other Party, the other Party hereto shall not be entitled to any payments, milestones, royalties, fees or compensation of any kind.

        8. CONSIDERATION

                8.1 Initiation Fee. As of the Effective Date, ONO shall be obligated to pay CombiChem a non-refundable, noncontingent project initiation fee of *** , by registered check or wire transfer, to initiate the Lead Generation Program for the Research Target within thirty (30) days of the Effective Date.

                8.2 Lead Generation Program Funding.

                        (a) First Year Research Support. Subject to subsection 8.2(c) below and Sections 9.2 and 9.3 hereof, as of the Effective Date, ONO shall be obligated to pay CombiChem a non-refundable, non-contingent fee in support of CombiChem's research activities to be conducted pursuant to this Agreement during the first year of the Lead Generation Program on the Research Target of *** by registered check or wire transfer within thirty (30) days of the Effective Date.

                        (b) Second Year Research Support. ONO shall pay to CombiChem on or before thirty (30) days prior to the first anniversary of the execution of this Agreement (the "First Anniversary"), *** which is equal to the fee necessary to support CombiChem's research activities to be conducted pursuant to this Agreement during the initial three (3)-month period of the second year of this Agreement . If ONO terminates this Agreement by delivering written notice to CombiChem within two (2) months following the First Anniversary pursuant to Section 9.3 hereof, *** *** during the second year of this Agreement calculated on a




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*** basis: i.e., in case ONO delivers such notice of termination within one (1)
month following the First Anniversary, *** shall be the amount equal to ***
*** and shall be made to ONO within fifteen (15) business days after CombiChem's receipt of such notice, or is delivered within two (2) months after the First Anniversary, *** shall be the amount equal to *** *** and shall be made to ONO within fifteen (15) business days after CombiChem's receipt of such notice. If ONO notifies CombiChem of its desire to continue this Agreement or fails to notify CombiChem of its termination of this Agreement within two (2) months following the First Anniversary, then *** of the second year research support shall be due on or before the end of three (3) months following the First Anniversary.

                        (c) Expansion or Contraction of Project Team. Notwithstanding subsection 2.1(c) hereof, either Party may request that CombiChem expand or contract its Project Team during the Research Period in order to properly regulate the work-flow on the Research Target. In such event, subject to the mutual agreement of both Parties, the RMC shall promptly confer as to the appropriate number of FTEs to be added to or eliminated from the Project Team. The current annual research support payments set forth in subsections 8.2(a) and (b) above assume *** in both years at an annual cost to ONO of *** .

                                (i) If the Project Team is expanded in the first
year of the Research Period, then within thirty (30) days of such expansion, ONO shall pay to CombiChem a payment (for each additional FTE) equal to *** times a fraction with the numerator equal to the number of days in the period of addition of such FTE to the Project Team (which is agreed to by the RMC) and the denominator equal to 365.

                                (ii) If the Project Team is expanded in the
second year of the Research Period (or if an expansion which occurred in the first year of the Research Period continues into the second year of the Research Period), then within thirty (30) days of such expansion (or if the expansion occurred in the first year, within thirty (30) days of the First Anniversary), ONO shall pay to CombiChem a payment (for each additional FTE) equal to *** times a fraction with the numerator equal to the number of days in the period of addition of such FTE to the Project Team and the denominator equal to 365.

                                (iii) If an FTE is eliminated from the Project
Team in the first year of the Research Period, then within thirty (30) days of such elimination, CombiChem shall pay to ONO a payment (for each eliminated FTE) equal to *** times a fraction with the numerator equal to the number of days in the period of elimination of such FTE from the Project Team and the denominator equal to 365.

                                (iv) If an FTE is eliminated from the Project
Team in the second year of the Research Period (or if an elimination which occurred in the first year of the Research Period continues into the second year of the Research Period), then within thirty (30)




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days of such elimination (or if the elimination occurred in the first year, within thirty (30) days of the First Anniversary), CombiChem shall pay to ONO a payment (for each eliminated FTE) equal to *** times a fraction with the numerator equal to the number of days in the period of elimination of such FTE from the Project Team and the denominator equal to 365.

                        (d) During the Research Period, within forty-five (45) days following the end of each six (6) month period (or the early termination), CombiChem shall provide ONO with a *** *** . The amount of the *** shall not effect ONO's obligation to make any payments set forth in this Article 8 or the timing of such payments.

                8.3 Milestone Payments.

                        (a) Within thirty (30) days of the occurrence of a milestone triggered by the activities of ONO or its Affiliates as shown on Schedule B attached hereto, ONO shall pay CombiChem the related milestone payment in U.S. dollars as set forth on Schedule B attached hereto by registered check or wire transfer, provided, however, that in the event that the characteristics of a Development Compound or Product that ONO intends to develop, or is developing, for commercialization requires the review of commercial value of such Development Compound and Product, then the Parties shall *** of the *** . Each of such payments shall be a *** or Product (except for payments with respect to *** where the payments shall be made for each Product as provided in Schedule B attached hereto) for use within the Field. ONO shall have no obligation to make any milestone payment pursuant to this Agreement in the event that ONO develops and commercializes an ONO Compound ***
 .

                        (b) In the circumstance where ONO has milestone payment obligations to CombiChem pursuant to subsection 8.3(a) above with respect to a Product whose primary active ingredient is an *** that was *** and before the end of the Exclusivity Period, *** with respect to such Product shall be *** . For each *** which has elapsed from the end of the Research Period to the *** , the milestone payment will be *** by *** and reaching a *** at the end of the twelfth month following the *** . By way of example, if the *** in the *** after the end of the *** , each *** would be *** *** .

                        (c) In the circumstances where ONO has milestone payment obligations to CombiChem pursuant to subsection 8.3(a) above with respect to a Product whose primary active ingredient is an *** by ONO *** *** with respect to such Product shall be *** .


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                8.4 Royalties.

                        (a) During the Royalty Term, ONO will pay CombiChem an earned royalty of *** of Net Sales of Products for use within the Field. Each payment of royalties shall be accompanied by a report of Net Sales of Products in sufficient detail to permit confirmation of the accuracy of the royalty payment made. ONO shall have no obligation to make any royalty payment pursuant to this Agreement in the event that ONO develops and commercializes an ONO Compound outside of the Field.

                        (b) In the circumstance where ONO has royalty obligations to CombiChem pursuant to subsection 8.4(a) above with respect to a Product whose primary active ingredient is an *** and before the end of the Exclusivity Period, such royalty obligations with respect to such Product ***. For each *** which has elapsed from the *** to the ***, the *** and reaching a *** at the end of the twelfth month following the *** . By way of example, if the *** in the *** after the *** ***, the *** would be *** to *** of such Products.

                        (c) In the circumstances where ONO has royalty obligations to CombiChem pursuant to subsection 8.4(a) above with respect to a Product whose primary active ingredient is an *** by ONO after the end of the *** , such royalty obligations shall be *** of Net Sales of such Products.

                8.5 *** of the Second Year Benchmarks.

                        (a) *** in its reasonable judgment that the Second Year Benchmarks are not met by the second anniversary of this Agreement ("Second Anniversary"), upon the request of ONO on or prior to the Second Anniversary, CombiChem *** *** as of the Second Anniversary for a period of *** following the Second Anniversary at *** and shall continue to conduct the research activities pursuant to Section 2.1 hereof. If the Second Year Benchmarks are met on or before such *** period ends, CombiChem shall be eligible for the Second Year Benchmark *** under subsection 8.3(a) hereof as if such *** as if the Second Anniversary.

                        (b) If ONO determines in its reasonable judgment that the Second Year Benchmarks are not met by the Second Anniversary due solely to delay *** of its research activities in each Cycle as set forth in the Research Plan, and *** *** after the end of the Research Period, for each *** from the end of the Research Period to the synthesis of the Derivative or Improved Derivative, *** during the ***


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and *** pursuant to Sections *** and reaching a *** at the end of the twelve
(12) month period following the *** , whether the Product contains a Derivative or an Improved Derivative; provided however, if ONO finally determines to develop an Active Compound as a Development Compound, *** .

                        (c) *** shall have no obligation *** in the event that *** has caused *** which has a material adverse affect on CombiChem's ability to achieve the Second Year Benchmarks.

                8.6 *** of the Second Year Benchmarks. In the event that CombiChem synthesizes an Active Compound within or before the *** *** which meets the Second Year Benchmarks, ONO shall pay to CombiChem an *** within fifteen (15) business days of ONO's confirmation of such achievement in addition to the milestone payment payable upon the achievement of the Second Year Benchmarks set forth in Schedule B attached hereto.

                8.7 *** . Notwithstanding the provisions of Sections 8.3(b), 8.3(c), 8.4 (b), 8.4 (c) and 8.5(b), under no circumstances shall the *** *** provided in such sections *** *** provided in this Agreement.

                8.8 Manner and Place of Payment. Royalty payments and reports for Net Sales of Products shall be calculated in local currencies and reported for each calendar quarter. All royalty payments owed under this Agreement shall be made by wire transfer to the bank account to be designated by CombiChem within sixty (60) days following the end of each such calendar quarter in case of Products sold by ONO or its Affiliates and within ninety (90) days following the end of each such calendar quarter in the case of Products sold by its licenses or sublicensees. The amount of such sales in foreign currencies shall be converted into United States dollars at the exchange rate in effect on the last business day for each calendar quarter as reported in The Wall Street Journal. However, CombiChem acknowledges that ONO's fiscal term is on a semi-annual basis and any royalty payments for the Net Sales of the second or fourth calendar quarters are tentative and shall be calculated based on the conditions used for the previous quarter. If any overpayment or underpayment is identified in the calculation of the royalty using the conditions of such current term at the end of ONO's official semi-annual term (the first and third calendar quarter), then such overpayment or underpayment shall be deducted or added to the royalty payments of the first or third calendar quarter, as the case may be.

                8.9 Target Substitution. In the event that ONO and CombiChem mutually agree in writing that the Research Target is unsuitable for further research, the Parties shall meet to discuss the substitution of another Target. If the Parties mutually agree in writing to such a


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Target, ONO shall not be obligated to pay a second project initiation fee to
CombiChem as provided in Section 8.1 hereof.

                8.10 Records and Audit. ONO shall keep complete and accurate records pertaining to the sale or other disposition of Products in sufficient detail for a period of three (3) years following each royalty payment to permit CombiChem to confirm the accuracy of all payments due hereunder. CombiChem shall have the right to cause an independent certified public accounting firm reasonably acceptable to ONO to audit such records to confirm ONO's Net Sales for the preceding year. Any information obtained during such audit shall be treated as Confidential Information. Such audits may be exercised after reasonable notice during normal business hours of ONO no more than once each year. CombiChem shall bear the full cost of such audit unless such audit discloses a deficiency of the greater of *** or more than *** from the amount of the Net Sales reported by ONO for such audited period. In such case, ONO shall bear the reasonable cost of such audit.

                8.11 Taxes. All income and other taxes levied on account of the royalties and other payments accruing to CombiChem under this Agreement shall be paid by CombiChem, including taxes levied thereon as income to CombiChem. If provision is made in law or regulation for withholding, such tax shall be deducted from the royalty or other payment made by ONO to the proper taxing authority and a receipt of payment of the tax secured and promptly delivered to CombiChem. Each Party agrees to assist the other Party reasonably in claiming exemption from such deductions or withholdings under any double taxation or similar agreement or treaty from time to time in force.


        9. TERM AND TERMINATION OF THE AGREEMENT

                9.1 Term. The term of this Agreement shall commence upon the Effective Date and unless earlier terminated as provided in this Agreement, shall expire at the end of the Research Period.

                9.2 Termination by ONO or CombiChem Due to Breach. If either Party materially breaches this Agreement and fails to remedy that breach within ninety (90) days of receiving written notice thereof from the other Party, or enters into any arrangement of compromise with its creditors or goes into liquidation, insolvency, bankruptcy, receivership or reorganization proceedings, whether voluntarily or compulsorily which is not dismissed by a court of competent jurisdiction within ninety (90) days, then the other Party may at any time, by notice in writing or by facsimile transmission, terminate this Agreement. If ONO terminates this Agreement during the Research Period due to CombiChem's material breach, CombiChem shall repay to ONO within fifteen (15) business days following such termination any unused portion of ONO's research support payment which has been paid pursuant to Section 8.2 hereof calculated on a monthly basis. Within ninety (90) days following termination for any Lead Generation Program and/or research related to the Research Target under this Agreement, the



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RMC shall prepare a detailed, final written report to each Party, and provide any remaining supply of compounds in synthesis to date, for the Research Target or Lead Generation Program being terminated.

                9.3 Other Termination by ONO or CombiChem.

                        (a) In the event that ONO reasonably determines that CombiChem has failed to achieve the "First Year Benchmarks" during the initial twelve (12) months of the Research Period, ONO shall be entitled to immediately terminate this Agreement by delivering written notice of such termination to CombiChem within two (2) months after the First Anniversary and ONO shall not be required to make any further payments thereafter.

                        (b) This Agreement shall be terminable by either Party (the "Notifying Party") giving the other Party (the "Notified Party") written notice of a situation that is thought to materially affect the performance of the Notified Party's obligations under this Agreement (the "First Notice"). Within four (4) weeks of the Notified Party's receipt of the First Notice, the Parties shall meet together in a face-to-face meeting in a place to be mutually agreed. The Parties shall work together to address the issues raised in the First Notice for ninety (90) days following the Notified Party's receipt of the First Notice. If such issues are not resolved to the Notifying Party's reasonable satisfaction within such ninety (90)-day period, the Notifying Party may then provide additional written notice (the "Second Notice") to the Notified Party of the termination of this Agreement, effective immediately following the Notified Party's receipt of the Second Notice. Upon any termination of this Agreement pursuant to this Section 9.3, CombiChem shall repay to ONO within fifteen (15) business days following such termination any unused portion of a ONO research support payment which has been paid pursuant to Section 8.2 hereof calculated on a monthly basis.

                9.4 After Termination. Any termination of this Agreement or the Lead Generation Program shall be without prejudice to the accrued rights of either Party prior to the termination. In case of termination of this Agreement or the Lead Generation Program pursuant to Sections 9.2 or 9.3 above, all royalty, milestone and other payment obligations set forth in Sections 8.3, 8.4, 8.5, 8.6 and 8.7 hereof shall survive any such termination. Moreover, unless otherwise specified, ONO shall not be entitled to any refund of any payments made to CombiChem hereunder upon the expiration of the term of this Agreement or earlier termination pursuant to this Article 9.


        10. CONFIDENTIAL INFORMATION

                10.1 Nondisclosure. During the term of this Agreement and for a period of five (5) years after termination or expiration thereof, each Party shall maintain all Confidential Information in trust and confidence and shall not disclose any Confidential Information to any third party or use any Confidential Information for any purpose except (i) as expressly authorized by this Agreement, (ii) as required by law or court order, after as much advance notice as is practical to the other Party, (iii) to its consultants, subcontractors, licensees or potential licensees, clinical investigators, affiliates, employees or agents who need to know to accomplish the purposes of this Agreement and who are bound by equivalent written confidentiality obligations.

Each Party may use the other Party's Confidential Information only to the extent required to accomplish the purposes of this Agreement. Each Party will use at least the same standard of care as it uses to protect proprietary or confidential information of its own to ensure that its Affiliates, employees, agents, consultants and other representatives do not disclose or make any unauthorized use of the Confidential Information. Each Party will promptly notify the other upon discovery of any unauthorized use or disclosure of the Confidential Information. Notwithstanding the foregoing, CombiChem shall maintain all Confidential Information in trust and confidence and shall not disclose any Confidential Information to any Third Party or use any Confidential Information for any purpose with regard to Confidential Information disclosed by ONO to CombiChem pursuant to Sections 1 and 2 of Schedule C until the expiration of the Research Patent covering the Product.

                10.2 Exceptions. Confidential Information shall not include any information which the receiving Party can prove by competent evidence: (a) is now, or hereafter becomes, through no act or failure to act on the part of the receiving Party, generally known or available; (b) is known by the receiving Party at the time of receiving such information, as evidenced by its written records; (c) is hereafter disclosed to the receiving Party by a Third Party, as a matter of right and without restriction on disclosure; (d) is independently developed by the receiving Party without the aid, application or use of Confidential Information; or (e) is the subject of a written permission to disclose provided by the disclosing Party.


        11. PUBLICATIONS AND PUBLIC STATEMENTS

                11.1 Publications.

                        (a) Without affecting obligations under Article 10 above, neither Party shall publish any information with respect to any Research Compound, Active Compound, Derivative, Improved Derivative, Preclinical Lead Compound or Development Compound during the Exclusivity Period without the prior written permission of the other Party. If the proposing Party wishes to obtain such permission, it shall provide the other Party with the manuscript for publication or presentation for the other Party's review prior to the submission of such manuscript for publication or presentation. The other Party shall notify the proposing Party of the disapproval or approval of such publication or presentation within thirty (30) days after receipt of such manuscript by such other Party. Such permission not to be unreasonably withheld. Such thirty (30) day period shall not be extended unless the other Party requests additional time until the submission of a Patent to the competent authorities for the purpose of protecting its intellectual property position; provided, however, ONO may publish scientific information with regard to pharmacology, pharmacy and chemistry, toxicology, metabolism, pharmaceutical, clinical studies of the Development Compound and Product without the prior written consent of CombiChem.

                        (b) Following the Exclusivity Period, ONO may publish any information or material concerning an Active Compound, Derivative, Improved Derivative, Preclinical Lead Compound, Development Compound or Product arising out of the Lead Generation Program or generated solely by ONO after the Research Period without the prior written consent of CombiChem.

                11.2 Public Statements. Neither Party shall use the name of the other Party in any public statement, prospectus, annual report or press release or other public communication (collectively "Public Statements") (except to the extent that use of the name is required for disclosure by the Securities and Exchange Commission or other governmental rules or regulations (with notice to be provided by CombiChem to ONO in such circumstances)) without the prior written approval of the other Party, which may not be unreasonably withheld or delayed; provided, however, that both Parties shall endeavor in good faith to give the other Party a minimum of five (5) business days to review such Public Statements; provided, further, that, upon approval of any such Public Statement, both Parties may disclose to Third Parties the information contained in such Public Statement without the further approval of the other; and provided, further, that if a Party does not approve such Public Statement, either Party may still use the name of the other Party in any Public Statement, if such Party is advised by counsel that such disclosure is required to comply with applicable law so long as prior written notice of such counsel's view is provided to the other Party.


        12. INDEMNIFICATION

                12.1 EACH PARTY HEREBY AGREES TO SAVE, DEFEND AND HOLD THE OTHER PARTY, ITS AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, CONSULTANTS, AGENTS, LICENSEES AND STOCKHOLDERS HARMLESS FROM AND AGAINST ANY AND ALL SUITS, CLAIMS, ACTIONS, DEMANDS, LIABILITIES, EXPENSES AND LOSSES, INCLUDING REASONABLE LEGAL EXPENSES AND ATTORNEYS' FEES ("LOSSES") RESULTING DIRECTLY OR INDIRECTLY FROM
(A) ANY BREACH OF THE INDEMNIFYING PARTY'S OBLIGATION HEREUNDER, OR (B) THE NEGLIGENCE, OR RECKLESSNESS OR INTENTIONAL ACTS OR OMISSIONS IN CONNECTION WITH THE WORK PERFORMED BY OR ON BEHALF OF THE INDEMNIFYING PARTY HEREUNDER.

                12.2 SUBJECT TO THE PROVISIONS ABOVE, EACH PARTY HEREBY AGREES TO SAVE, DEFEND AND HOLD THE OTHER PARTY, ITS AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, CONSULTANTS, AGENTS, LICENSEES AND STOCKHOLDERS HARMLESS FROM AND AGAINST THE LOSSES RESULTING DIRECTLY OR INDIRECTLY FROM (A) THE USE BY OR ON BEHALF OF THE INDEMNIFYING PARTY, ITS AFFILIATES OR LICENSEES OF RESULTS ACHIEVED BY INDEMNIFYING PARTY HEREUNDER OR (B) THE MANUFACTURE, DEVELOPMENT, USE, HANDLING, STORAGE, SALE OR OTHER DISPOSITION OF CHEMICAL AGENTS, RESEARCH COMPOUNDS, ACTIVE COMPOUNDS PRECLINICAL LEAD COMPOUNDS, DERIVATIVES, IMPROVED DERIVATIVES, DEVELOPMENT COMPOUNDS OR PRODUCTS BY SUCH INDEMNIFYING PARTY, ITS AFFILIATES OR LICENSEES, EXCEPT TO THE EXTENT SUCH LOSSES RESULT FROM THE NEGLIGENCE (WHETHER ACTIVE, PASSIVE OR IMPUTED), BREACH OF THIS AGREEMENT OR WILLFUL MISCONDUCT OF THE PARTY CLAIMING A RIGHT OF INDEMNIFICATION UNDER THIS
ARTICLE 12.

                12.3 Infringement.

                        (a) Subject to subsection 12.3(c) below, ONO shall hold CombiChem and its officers, directors, employees, consultants, and agents harmless from and against any and all losses resulting from the infringement of any Third Party's Patent issued as of the Effective Date due to the performance by ONO or its Affiliates of any activity contemplated hereunder, including, but not necessarily limited to, ONO's responsibilities under Section 2.2 above, developing Products, and selling Products.

                        (b) Subject to subsection 12.3(c) below, CombiChem shall hold ONO and its officers, directors, employees, consultants, and agents harmless from and against any and all losses resulting from the infringement of any Third Party's Patent issued as of the Effective Date due to the performance by CombiChem of any activity contemplated hereunder, including, but not necessarily limited to, CombiChem's responsibilities under Section 2.1 above.

                        (c) The indemnity provided in subsections 12.3(a) and 12.3(b) above shall not apply where the loss is due to the breach by the indemnified Party of a warranty made in Article 18.

                12.4 Procedures. If either Party (the "Indemnified Party") seeks indemnification under this Article 12, it shall inform the other Party (the "Indemnifying Party") of a claim as soon as reasonably practicable after it receives notice of the claim, shall permit the Indemnifying Party to assume direction and control of the defense of the claim (including the right to settle any claim brought against the Indemnified Party upon prior written consent of the Indemnified Party, which shall not be unreasonably withheld), and shall give reasonable cooperation (at the expense of the Indemnifying Party) in the defense of such claim.

                12.5 Insurance. CombiChem and ONO each shall maintain, through self insurance or otherwise, insurance with respect to their respective activities contemplated by this Agreement, in such amount and for such term as CombiChem or ONO, respectively, customarily maintains covering its similar activities.


        13. ASSIGNABILITY

                This Agreement may not be assigned by either Party without the prior written consent of the other Party, not to be unreasonably withheld; provided, however, that either Party may assign this Agreement, in whole or in part, to an Affiliate or in whole to a successor of a Party in connection with the merger, consolidation or sale of all or substantially all of such Party's assets or that portion of its business pertaining to the subject matter of this Agreement (and upon doing so will promptly notify the other Party in writing); provided that the assigning Party remains fully liable as obligated hereunder.


        14. DISPUTE RESOLUTION PROCEDURES

                14.1 Senior Executive's Discussions. If a dispute arises between CombiChem and ONO out of the performance of the obligations of either Party hereunder during the term of this Agreement, such dispute will be referred to the appropriate senior management in the area of the dispute. If such senior management are unable to resolve such dispute within thirty (30) days

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following the initiation of discussions between them, such dispute shall be settled by arbitration as described in Section 14.2 below.

                14.2 Binding Arbitration. If the Parties have not been able to resolve the dispute as provided in Section 14.1 above, the dispute shall be finally settled by binding arbitration. Any arbitration hereunder shall be conducted under the arbitration rules of the *** . If arbitration is demanded by *** , such arbitration shall take place in *** , and it demanded by *** , it shall take place in *** . The arbitration shall be conducted before three arbitrators (at lease one of which shall be an independent expert in pharmaceutical product development, including clinical development and regulatory affairs), chosen according to the following procedure: each of the parties shall appoint one arbitrator and the two (2) so nominated shall choose the third. If the arbitrators chosen by the Parties cannot agree on the choice of the third arbitrator within a period of thirty (30) days after their appointment, then the third arbitrator shall be appointed by arbitration association in the place where arbitration shall take place. The arbitrators shall have the authority to grant specific performance, and to allocate between the Parties the costs of arbitration, including but not limited to the reasonable attorneys' fees, in such equitable manner as they determine. The arbitral award (i) shall be final and binding upon the Parties; and (ii) may be entered into any court of competent jurisdiction.

                14.3 Confidentiality. All arbitration proceedings under this
Article 14 shall be confidential and the arbitrators may issue appropriate protective orders to safeguard the Parties' Confidential Information. Except as required by law, neither Party shall make (or instruct any arbitrator to make) and public announcement with respect to the proceedings or decisions of any arbitration without the prior written consent of the other Party. The existence of any unresolved dispute, the submission of an unresolved dispute to arbitration pursuant to this Article 14, and any award by arbitrators, shall be kept in confidence by the Parties and the arbitrators, except as required in connection with the enforcement of such award or implementation of such decisions, as mutually agreed by the Parties or as required by law.

                14.4 Injunctive and Other Relief. Nothing contained in this
Article 14 or any other provisions of this Agreement shall be construed to limit or preclude a Party from bringing any action in any court of competent jurisdiction for injunctive or other provisional relief to compel the other Party to comply with its obligations hereunder before or during the pendency of arbitration proceedings.


        15. NOTICES

                Any notice required or permitted to be given hereunder shall be deemed sufficient if sent by facsimile letter or overnight courier, or delivered by hand to ONO or CombiChem at the respective addresses and facsimile numbers as set forth below or at such other address and facsimile number as either Party hereto may designate. If sent by facsimile letter, notice shall be

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                                      -23-
deemed given when the transmission is completed if the sender has a confirmed transmission report. If a confirmed transmission report does not exist, then the notice will be deemed given when the notice is actually received by the person to whom it is sent. If delivered by overnight courier, notice shall be deemed given when it has been signed for. If delivered by hand, notice shall be deemed given when received.

               if to CombiChem, to:

                             CombiChem, Inc.
                             9050 Camino Santa Fe
                             San Diego, California 92121
                             Attention: President
                             Fax number: (619) 530-9998

                      with a copy to:

                             Brobeck, Phleger & Harrison LLP
                             550 West C Street, Suite 1200
                             San Diego, California 92101
                             Attention: Faye H. Russell, Esq.
                             Fax number: (619) 234-1966

                      if to ONO to:

                             ONO Pharmaceutical Co., Ltd.
                             1-5 Doshomachi, 2-Chome, Chuo-Ku
                             Osaka 541-8526 Japan
                             Attention:  Director, International Business
                             Fax Number:  (06) 6222-2381

                      with a copy to:

                             ONO Pharmaceutical Co., Ltd.
                             Minase Research Institute
                             3-7-1 Sakurai Shimamoto Mishima
                             Okasa 618-8585 Japan
                             Attention:  Director, Discovery Planning
                             Fax Number:  (075) 962-9314


        16. SURVIVAL

                Without prejudice to the provisions of Section 9.4 hereof, the provisions of Sections 2.4, 4.1, 4.2, 4.3 and Articles 3, 7, 8, 10, 11, 12, 14,
15, 17 and this Article 16 shall survive expiration of this Agreement pursuant to Section 9.1 or termination of this Agreement in addition to those provisions which by their terms survive.

        17. ADDITIONAL TERMS

                17.1 Entire Agreement. This Agreement, including all Schedules attached to this Agreement, constitutes the entire understanding between the Parties with respect to the subject matter hereto and supersedes and replaces all previous negotiations, understandings, representations, writings and contract provisions and rights relating hereof.

                17.2 Amendment; No Waiver. No provision of this Agreement may be amended, revoked or waived except by a writing signed and delivered by an authorized officer of each Party. Any waiver on the part of either Party of any breach or any fight or interest hereunder shall not imply the waiver of any subsequent breach or waiver of any other right or interest.

                17.3 Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, each of which shall remain in full force and effect.

                17.4 English Language. This Agreement is entered into in the English language. All meetings and correspondence between the Parties are to be in English. In the event of any dispute concerning the construction or meaning of this Agreement, reference shall be made only to this Agreement as written in English and not to any translation into any other language.

                17.5 Headings. The descriptive headings are inserted for convenience of reference only and are not intended to be part of or to affect the meaning of or interpretation of this Agreement.

                17.6 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall be deemed to be one and the same instrument.

                17.7 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California, without regard to conflicts of laws principles.

                17.8 Further Assurances. At any time and from time to time after the Effective Date, the Parties shall each do, execute, acknowledge and deliver, and cause to be done, executed, acknowledged or delivered, all such further acts, transfers, conveyances, or assignments as may be reasonably required to carry out the transactions contemplated by this Agreement.


        18. REPRESENTATIONS AND WARRANTIES

                18.1 Authorization. All action on the part of each of CombiChem, ONO and their respective officers, and directors necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of CombiChem, ONO and ONO, respectively, hereunder has been taken.

                18.2 Rights to Intellectual Property. Each Party warrants that it has the power to grant all of the rights granted and make such required assignments, and to assume all of the obligations required, under this Agreement. Under no circumstances does CombiChem warrant to ONO that ONO's rights in any ONO Compound and/or Products are exclusive to the extent such ONO Compound and/or Products may be covered under the patent claims of Third Parties wherein such claims are not the direct result of a collaboration between the Third Party and CombiChem.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the parties have executed this Agreement to be effective as of the Effective Date.

COMBICHEM, INC.                        ONO PHARMACEUTICAL CO., INC.


By:   /s/  Vicente Anido               By:   /s/ Illegible
   --------------------------------       --------------------------------------
           Vicente Anido

Its:    President & CEO                Its: President
    -------------------------------        -------------------------------------

Date:      December 28, 1998           Date:     December 28th, 1998
     ------------------------------         ------------------------------------



                               [SIGNATURE PAGE TO
                       LEAD GENERATION PROGRAM AGREEMENT]

                                   SCHEDULE A

                        First and Second Year Benchmarks


First Year Benchmarks



                                       ***


Second Year Benchmarks

                                       ***


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


                                   SCHEDULE B

                           Milestones and Payments(1)


                                      ***








(1)     Paid in U.S. Dollars

(2)     Paid for each compound which achieves the stated milestone.



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

                                   SCHEDULE C

                             Reporting Requirements


The reports with respect to Products to be delivered pursuant to this Agreement will be submitted by ONO to CombiChem as follows and will include the following:

        1.      When filed and annually thereafter, if not previously provided:

                (a) Copies of the preclinical pharmacology and toxicology summaries prepared for the IND and NDA (or foreign equivalents) for each Product.

                (b) Copies of the Integrated Summary of Efficacy and Integrated Summary of Safety prepared for the NDA (or foreign equivalent) for each Product.

        2.      During the month of July and January of each year:

                (a) Any projected and actual initiation dates and completion dates and the phase, i.e., Phase I, Phase II and Phase III, of clinical trials for each Product in the Field.

                (b) The projected and actual completion dates of each trial for each Product in the Field.

                (c) Any projected and actual dates of NDA (or foreign equivalent) submissions for each Product.

                (d) Status of Patents and Patent applications both within and outside the United States.

                (e) Occurrence of any milestone events.

                (f) Any permitted licensing under this Agreement.

        3. Promptly following publication, copies of any publications (preclinical and clinical) by ONO or its investigators or ONO's third party collaborators/investigators concerning a Product. Notwithstanding the provisions of Section 17.4 of the Agreement, ONO shall not be obligated to translate such copies into English for this provision.

        4. Promptly following presentation, use good faith efforts to provide copies of materials presented to financial analysts in significant presentations which involved new information concerning a Product. Notwithstanding the provisions of Section 17.4 of the Agreement, ONO shall not be obligated to translate such copies into English for this provision.

                ONO will notify CombiChem of any delays in the development of any Product as outlined above and will summarize the cause(s) of such delay.

                                   SCHEDULE D

                                  Research Plan

                                       ***







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

                                   SCHEDULE E

                                 Major Countries

Japan
South Korea
United States
Any country included in the European Patent Convention (currently consisting of the United Kingdom, France, Germany, Italy, Switzerland, Netherlands, Belgium, Luxembourg, Denmark, Spain, Portugal, Greece, Sweden, Finland, Austria and Ireland)